                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  August 1, 1997



                            JONES INTERCABLE, INC.
                            ----------------------
            (Exact name of registrant as specified in its charter)


     Colorado                        1-9953                84-0613514
     --------                        ------                ----------
(State of Organization)       (Commission File No.)      (IRS Employer
                                                       Identification No.)

   P.O. Box 3309, Englewood, Colorado 80155-3309         (303) 792-3111
----------------------------------------------------     --------------
(Address of principal executive office and Zip Code)     (Registrant's
                                                          telephone no.
                                                       including area code)

Item 5.  Other Events
         ------------

         Jones Intercable, Inc. (the "Company") has previously reported that
(ii) its subsidiary, Jones Communications of Missouri, Inc., has agreed to acquire the cable television system serving areas in and around Independence, Missouri (the "Independence System") from Jones Intercable Investors, L.P., one of the Company's managed limited partnerships, (ii) the Company has agreed to acquire the cable television system serving areas in and around Albuquerque, New Mexico (the "Albuquerque System") from Cable TV Fund 12-BCD Venture, a venture comprised of three Colorado limited partnerships that are managed by the Company, and (iii) the Company has agreed to sell the cable television system serving areas in and around Walnut Valley, California ("the "Walnut Valley System") to Century Communications Corp, an unaffiliated party.

         Historical financial statements of the Independence System and historical financial statements of the Albuquerque System, and pro forma financial statements of the Company reflecting, among other things, the proposed acquisitions of the Independence System and the Albuquerque System and the disposition of the Walnut Valley System are being filed as Exhibits herewith.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

a.   Historical Financial Statements of the Albuquerque System.
     Historical Financial Statements of the Independence System.

b. Pro Forma Financial Statements of Jones Intercable, Inc. reflecting (i)(a) the purchase of the North Prince Georges County System on January 31, 1997 for $231,367,000, (b) the exchange of the Company's Colorado systems for the Annapolis System on April 15, 1997, (c) the purchase of the Manitowoc System on June 30, 1997 for a net purchase price of $11,556,000, (d) the sale of 25,017,385 ordinary shares of CWC in April and May 1997, and (e) the redemption of the 11.5% Debentures on July 15, 1997, (ii) the proposed sale of the Walnut Valley System for $33,493,000, (iii) the proposed purchase of the Independence System for $171,213,667, net of a $25,700,000 limited partnership distribution and a $4,280,000 brokerage fee and (iv) the proposed purchase of the Albuquerque System for $222,963,267, net of a general partner distribution of $8,100,000.

c.   Exhibits.

     2.1 Purchase and Sale Agreement (Independence) dated as of February 28, 1997 between Jones Intercable Investors, L.P. and Jones Intercable, Inc.

     2.2 Assignment and Assumption Agreement (Independence) dated as of April 15, 1997 between Jones Intercable, Inc. and Jones Communications of Missouri, Inc.

     2.3 Purchase and Sale Agreement (Albuquerque) dated as of July 28, 1997 between Jones Intercable, Inc. and Cable TV Fund 12-BCD Venture.

                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         JONES INTERCABLE, INC.,
                                         a Colorado corporation


Dated:  August 1, 1997                    By: /s/ Elizabeth M. Steele
                                             -----------------------
                                             Elizabeth M. Steele
                                             Vice President, General
                                             Counsel and Secretary

                       UNAUDITED PRO FORMA CONSOLIDATED
                             FINANCIAL STATEMENTS


      On February 28, 1997, Jones Intercable, Inc. (the "Company"), through a wholly owned subsidiary, Jones Cable Holdings II. Inc, ("JCH II") entered into an asset purchase agreement to acquire from Jones Intercable Investors, L.P. (the "Partnership"), a Colorado limited partnership managed by the Company, the cable television systems serving communities in and around Independence, Missouri (the "Independence System") for a purchase price of $171,213,667, which represents the average of three independent appraisals of the fair market value of the Independence System. The Company anticipates that it will receive a limited partner distribution totaling approximately $25,700,000 from the sale by the Partnership of the Independence System because of the Company's equity interest in the Partnership. The closing of the purchase of the Independence System is expected to occur in the third quarter of 1997. The Partnership will pay The Jones Group, Ltd., a wholly owned subsidiary of the Company, a $4,280,000 brokerage fee in connection with this transaction.

      On July 28, 1997, the Company entered into an agreement with Cable TV Fund 12-BCD Venture (the "Venture"), a managed partnership, to purchase the cable television system serving areas in and around Albuquerque, New Mexico (the "Albuquerque System") for $222,963,267. Upon closing, subject to amending the Venture's current credit arrangements, the Company anticipates it will receive, from the three partnerships that comprise the Venture, general partner distributions totaling approximately $8,100,000. The closing of this transaction, which is expected in the first quarter of 1998, is subject to a number of conditions including the approval of the holders of a majority of the limited partnership interests of each of the managed partnerships that comprise the Venture and the consents of governmental authorities and other third parties.

      On August 16, 1996, the Company entered into an agreement with Century Communications Corp., an unaffiliated party, to sell the Company's cable television system serving areas in and around Walnut Valley, California ("the "Walnut Valley System") for $33,493,000, subject to closing adjustments. The agreement required that the sale of the system occur on or before June 30, 1997. However, this condition, among others, was not satisfied and therefore the agreement to sell the Walnut Valley System was amended to extend the closing date and the sale of the Walnut Valley System is now expected to occur on or before September 30, 1997. The Company will pay Jones Financial Group, Ltd. ("Financial Group"), a fee upon completion of any sale for acting as the Company's financial advisor in connection with this transaction. All fees paid to Financial Group by the Company are based upon 90% of the estimated commercial rate charged by unaffiliated financial advisors.

      The Unaudited Pro Forma Consolidated Balance Sheet reflects the purchase of the Independence System, the purchase of the Albuquerque System and the sale of the Walnut Valley System as if the transactions had occurred as of June 30, 1997. In addition, the Unaudited Pro Forma Consolidated Balance Sheet reflects the redemption of the Company's $160 million 11.5% Debentures as if it were completed on June 30, 1997. The Consolidated Statements of Operations for the year ended December 31, 1996 and the six months ended June 30, 1997 reflect (i) (a) the purchase of the North Prince Georges County System on January 31, 1997, (b) the exchange of the Company's Colorado systems for the Annapolis System on April 15, 1997, (c) the purchase of the Manitowoc System on June 30, 1997, (d) the sale of 25,017,385 ordinary shares of CWC in April and May 1997, and (e) the redemption of the 11.5% Debentures on July 15, 1997, (ii) the proposed sale of the Walnut Valley Systems, (iii) the proposed purchase of the Independence System and (iv) the proposed purchase of the Albuquerque System as if the transactions had occurred on the first day of the respective period presented.

      The capital required to complete the acquisitions of the Independence System and the Albuquerque System are expected to be provided by the Company's Credit Facilities. Proceeds from the sale of the Walnut Valley System are expected to be used to reduce amounts outstanding on the Company's Credit Facilities.

      The Unaudited Pro Forma Financial Statements should be read in conjunction with the Notes to Unaudited Pro Forma Financial Statements. The Unaudited Pro Forma Statement of Operations is based on historical data and may not be indicative of actual results obtained due to these transactions.

                            JONES INTERCABLE, INC.
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 June 30, 1997


                                             As         Redemption    Purchase of   Purchase of       Sale of          Pro
                                          Reported       0f 11.5%    Independence   Albuquerque    Walnut Valley      Forma
                                           6/30/97      Debentures      System        System          System         System
                                          --------      ----------     --------      ---------       ---------      ----------
CASH AND CASH EQUIVALENTS                 $  6,174      $        -     $    748      $    (714)      $     (34)     $    6,174

RESTRICTED CASH                                912               -            -              -               -             912

RECEIVABLES                                 20,327               -        1,124          2,107            (303)         23,255

INVESTMENT IN CABLE TELEVISION
 PROPERTIES
  Property, plant and equipment, net       469,894               -       42,800         55,700          (7,836)        560,558
  Franchise Costs and Other
   Intangibles, net                        638,702               -      101,434        159,163          (3,247)        896,052
Investments in cable television
   partnerships and affiliates              28,424               -       (3,000)             -               -          25,424
                                        ----------        --------     --------       --------        --------      ----------

  Total investment                       1,137,020               -      141,234        214,863         (11,083)      1,482,034

DEFERRED TAX ASSET, NET                      3,862               -            -              -               -           3,862

DEPOSITS, PREPAIDS AND OTHER                85,390          (2,700)         422          1,881            (181)         84,812
                                        ----------        --------     --------       --------        --------      ----------

TOTAL ASSETS                            $1,253,685        $ (2,700)    $143,528       $218,137        $(11,601)     $1,601,049
                                        ==========        ========     ========       ========        ========      ==========

LIABILITIES AND SHAREHOLDERS'
 INVESTMENT
  LIABILITIES
   Accounts payable and accrued
    liabilities                         $  113,205        $      -     $  2,179       $  3,048        $   (266)      $ 118,166
Subscriber prepayments and deposits          2,928               -          115            226            (252)          3,017
   Subordinated debentures and
    other debt                             712,178        (160,000)           -              -               -         552,178
   Credit Facilities                       230,500         170,800      141,234        214,863         (33,493)        723,904
                                        ----------      ----------     -------        --------        --------      ----------
     Total liabilities                   1,058,811          10,800      143,528        218,137         (34,011)      1,397,265
                                        ----------      ----------     -------        --------        --------      ----------

SHAREHOLDERS' INVESTMENT
 Class A Common Stock                          263               -            -              -               -             263
 Common Stock                                   51               -            -              -               -              51
 Additional Paid-in Capital                395,404               -            -              -               -         395,404

 Accumulated Deficit                      (200,844)        (13,500)           -              -          22,410        (191,934)
                                        ----------      ----------     -------        --------        --------      ----------

  Total shareholders' investment           194,874         (13,500)           -              -          22,410         203,784
                                        ----------      ----------     -------        --------        --------      ----------

Total Liabilities and
 Shareholders' Investment               $1,253,685      $   (2,700)    $143,528       $218,137        $(11,601)     $1,601,049
                                        ==========      ==========     ========       ========        ========      ==========

The accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements
                    are an integral part of this balance sheet.

                             JONES INTERCABLE, INC.
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                     For the six months ended June 30, 1997

                                                    As                       Sale of         Purchase of     Purchase of      Pro
                                                 Reported     Other       Walnut Valley      Independence    Albuquerque     Forma
                                                 6/30/97   Adjustments        System           System          System       6/30/97
                                                 -------   -----------    ------------      -----------     -------------   --------

REVENUES FROM CABLE
  TELEVISION OPERATIONS:
  Cable Television Revenue
    Subscriber service fees                   $  158,312    $    6,093     $   (3,864)      $   16,449       $  24,191     $201,181
    Management fees                                9,035             -              -             (855)         (1,313)       6,867
    Distributions and brokerage fees               2,768             -              -                -               -        2,768
    Non-cable Revenue                              4,321             -              -                -               -        4,321
                                              ----------    ----------     ----------        ---------       ---------     --------

TOTAL REVENUES                                   174,436         6,093         (3,864)          15,594          22,878      215,137

COSTS AND EXPENSES:
  Cable Television Expenses
    Operating expenses                            82,746         3,414         (2,270)           8,410          12,529      104,829
    General and administrative
      expenses                                    10,083           392            (93)             999           1,459       12,840
  Non-cable operating, general
    and administrative                             4,694             -              -                -               -        4,694
  Depreciation and amortization                   70,433         2,528           (720)           7,061          10,743       90,045
                                              ----------    ----------     ----------        ---------       ---------     --------

OPERATING INCOME                                   6,480          (241)          (781)            (876)         (1,853)       2,729


OTHER INCOME (EXPENSE):
  Interest expense                               (43,703)       (1,499)         1,088           (1,503)         (6,983)     (52,600)
  Equity in income (losses)
    of affiliated entities                        (2,753)            -              -                -               -       (2,753)
  Interest income                                    803             -              -                -               -          803
  Gain on sale of assets                          47,542       (44,563)             -                -               -        2,979
  Other, net                                      (1,656)            -              -                -               -       (1,656)
                                              ----------    ----------     ----------        ---------       ---------     --------

INCOME (LOSS) BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEM                               6,713       (46,303)           307           (2,379)         (8,836)     (50,498)
  Income tax provision                                 -             -              -                -               -            -
                                              ----------    ----------     ----------        ---------       ---------     --------

INCOME (LOSS) BEFORE EXTRAORDINARY
  ITEM                                             6,713       (46,303)           307           (2,379)         (8,836)     (50,498)

EXTRAORDINARY ITEM
  Loss on early extinguishment of
   debt, net of related income taxes                   -       (13,500)             -                -               -      (13,500)
                                              ----------    ----------     ----------        ---------       ---------     --------


NET INCOME (LOSS)                             $    6,713    $  (59,803)    $      307       $   (2,379)      $  (8,836)    $(63,998)
                                              ==========    ==========     ==========       ==========       =========    =========
  Earnings (Loss) Per Share                   $      .21                                                                   $  (2.04)
                                              ==========                                                                  =========

The accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements
                    are an integral part of this statement.

                             JONES INTERCABLE, INC.
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      For the year ended December 31, 1996

                                                      As                      Sale of     Purchase of    Purchase of      Pro
                                                  Reported      Other     Walnut Valley  Independence    Albuquerque     Forma
                                                  12/31/96   Adjustments      System         System         System      12/31/96
                                                  --------   -----------      ------         ------         ------      --------
REVENUES FROM CABLE
  TELEVISION OPERATIONS:
  Cable Television Revenue
    Subscriber service fees                     $  248,626     $  66,389      $  (7,230)    $  31,103    $   45,592   $ 384,480
    Distributions and brokerage fees                15,483             -              -             -             -      15,483
    Management fees                                 19,104          (457)             -        (1,614)       (2,474)     14,559
 Non-cable Revenue                                  28,497        (8,962)             -             -             -      19,535
                                                ----------     ---------      ---------     ---------    ----------   ---------

TOTAL REVENUES                                     311,710        56,970         (7,230)       29,489        43,118     434,057

COSTS AND EXPENSES:
  Cable Television Expenses
    Operating expenses                             131,529        35,942         (4,313)       14,697        24,714     202,569
    General and administrative
      expenses                                      16,586         3,033           (501)        2,152         3,268      24,538
  Non-cable operating, general
    and administrative                              28,410        (9,417)             -             -             -      18,993
  Depreciation and amortization                    131,186        28,987         (1,399)       14,124        21,486     194,384
                                                ----------     ---------      ---------     ---------    ----------   ---------

OPERATING INCOME                                     3,999        (1,575)        (1,017)       (1,484)       (6,350)     (6,427)
OTHER INCOME (EXPENSE):
  Interest expense                                 (67,782)      (19,377)         2,177        (9,180)      (13,966)   (108,128)
  Equity in income (losses)
    of affiliated entities                          (3,473)            -              -             -             -      (3,473)
  Interest income                                    3,758             -              -             -             -       3,758
  Gain on sale of assets                                 -             -              -             -             -           -
  Other, net                                           838             -              -             -             -         838
                                                ----------     ---------      ---------     ---------    ----------   ---------
INCOME (LOSS) BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEM                               (62,660)      (20,952)         1,160       (10,664)      (20,316)   (113,432)

 Income tax provision                                    -             -              -             -             -           -
                                                 ----------     ---------      ---------     --------     ---------   ---------

INCOME (LOSS) BEFORE EXTRAORDINARY
  ITEM                                             (62,660)      (20,952)          1,160      (10,664)      (20,316)   (113,432)
                                                ----------     ---------       ---------     --------     ---------    --------

EXTRAORDINARY ITEM
  Loss on early extinguishment of debt, net
    of related income taxes                              -       (13,500)              -            -             -     (13,500)
                                                ----------     ---------       ---------     --------     ---------    --------

NET INCOME (LOSS)                               $  (62,660)    $ (34,452)      $   1,160     $ (10,664)   $ (20,316)  $(126,932)
                                                ==========     =========       =========     =========    =========    ========
  Earnings (Loss) Per Share                     $    (2.00)                                                            $  (4.05)
                                                ==========                                                             ========

The accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements
                    are an integral part of this statement.

                         NOTES TO UNAUDITED PRO FORMA
                             FINANCIAL STATEMENTS



(1) The Unaudited Pro Forma Consolidated Balance Sheet reflects the purchase of the Independence System, the purchase of the Albuquerque System and the sale of the Walnut Valley System as if the transactions had occurred as of June 30, 1997. In addition, the Unaudited Pro Forma Consolidated Balance Sheet reflects the redemption of the Company's 11.5% Debentures as if it were completed on June 30, 1997. The Consolidated Statements of Operations for the year ended December 31, 1996 and the six months ended June 30, 1997 reflect (i) (a) the purchase of the North Prince Georges County System on January 31, 1997, (b) the exchange of the Company's Colorado systems for the Annapolis System on April 15, 1997, (c) the purchase of the Manitowoc System on June 30, 1997, (d) the sale of 25,017,385 ordinary shares of CWC in April and May 1997, and (e) the redemption of the 11.5% Debentures on July 15, 1997, (ii) the proposed sale of the Walnut Valley Systems, (iii) the proposed purchase of the Independence System and (iv) the proposed purchase of the Albuquerque System as if the transactions had occurred as of the first day of the respective periods presented.

(2) The basis for the Unaudited Pro Forma Consolidated Statement of Operations is the historical financials of the Company, the Independence System, the Albuquerque System and the Walnut Valley System. The depreciation and amortization of the acquired systems has been adjusted to reflect the Company's basis in the assets. Interest expense has been adjusted as a result of changes in debt balances due to the above transactions. In addition, management fee revenue has been reduced to reflect the sale of the partnership systems.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


To Jones Intercable, Inc.:

     We have audited the accompanying statement of net assets to be acquired of the cable television system serving certain areas in and around Albuquerque, New Mexico (the "Albuquerque System") as of December 31, 1996, and the related statements of operations of net assets to be acquired and cash flows of net assets to be acquired for the year then ended. These financial statements are the responsibility of Jones Intercable, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     These statements have been prepared pursuant to the purchase and sale agreement described in Note 9 between Cable TV Fund 12-BCD Venture and Jones Intercable, Inc., dated July 28, 1997, and are not intended to be a complete presentation of the Albuquerque System's financial position and operations.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets to be acquired of the Albuquerque System as of December 31, 1996, and the results of its operations of net assets to be acquired and its cash flows of nets assets to be acquired for the year then ended, in conformity with generally accepted accounting principles.



                                        ARTHUR ANDERSEN LLP

Denver, Colorado
July 28, 1997

                      THE CABLE TELEVISION SYSTEM SERVING
                      -----------------------------------
                            ALBUQUERQUE, NEW MEXICO
                            -----------------------


                    STATEMENT OF NET ASSETS TO BE ACQUIRED
                    --------------------------------------
                            As of December 31, 1996
                            -----------------------



ASSETS
------

CASH AND CASH EQUIVALENTS                                            $    228,652

RECEIVABLES:
  Trade receivables, less allowance for doubtful receivables of
     $231,149 at December 31, 1996                                      2,053,489

INVESTMENT IN CABLE TELEVISION PROPERTIES:
  Property, plant and equipment, at cost                              131,410,347
  Less - accumulated depreciation                                     (64,590,244)
                                                                     ------------

                                                                       66,820,103
  Franchise costs and other intangible assets, net of accumulated
     amortization of $42,878,338 at December 31, 1996                   9,345,162
                                                                     ------------

                  Total investment in cable television properties      76,165,265

DEPOSITS, PREPAID EXPENSES AND DEFERRED CHARGES                         1,426,337
                                                                     ------------

                  Total assets                                       $ 79,873,743
                                                                     ------------

LIABILITIES AND NET ASSETS TO BE ACQUIRED
-----------------------------------------

LIABILITIES:
  Debt                                                               $    659,043
  Trade accounts payable and accrued liabilities                        2,522,545
  Subscriber prepayments                                                  225,813
                                                                     ------------
                  Total liabilities                                     3,407,401
                                                                     ------------

COMMITMENTS AND CONTINGENCIES (Note 7)

NET ASSETS TO BE ACQUIRED                                            $ 76,466,342
                                                                     ============




                 The accompanying notes to financial statements
                    are an integral part of this statement.

                       THE CABLE TELEVISION SYSTEM SERVING
                      ------------------------------------
                            ALBUQUERQUE, NEW MEXICO
                            -----------------------

             STATEMENT OF OPERATIONS OF NET ASSETS TO BE ACQUIRED
             ----------------------------------------------------
                      For the Year Ended December 31, 1996
                      ------------------------------------




REVENUES:                                        $49,487,923

COSTS AND EXPENSES:
  Operating expenses                              28,610,416
  Management fees and allocated overhead from
    Jones Intercable, Inc.                         5,742,479
  Depreciation and amortization                   12,571,577
                                                 -----------

OPERATING INCOME                                   2,563,451
                                                 -----------

OTHER INCOME (EXPENSE):
  Interest expense                                   (69,046)
  Loss on sale of assets                             (58,389)
  Other, net                                        (469,797)
                                                 -----------

   Total other income (expense), net                (597,232)
                                                 -----------

NET INCOME                                       $ 1,966,219
                                                 ===========



                 The accompanying notes to financial statements
                    are an integral part of this statement.

                      THE CABLE TELEVISION SYSTEM SERVING
                      -----------------------------------
                            ALBUQUERQUE, NEW MEXICO
                            -----------------------

             STATEMENT OF CASH FLOWS OF NET ASSETS TO BE ACQUIRED
             ----------------------------------------------------
                      For the Year Ended December 31, 1996
                      ------------------------------------




CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                        $ 1,966,219
  Adjustments to reconcile net income to
    net cash provided by operating activities:
      Depreciation and amortization                  12,571,577
      Decrease in trade receivables                     198,085
      Increase in deposits, prepaid expenses and
       deferred charges                                (961,075)
      Decrease in trade accounts payable and
       accrued liabilities and subscriber prepayments   (19,697)
                                                    -----------


     Net cash provided by operating activities       13,755,109
                                                    -----------


CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment, net            (12,562,807)
                                                    -----------

     Net cash used in investing activities          (12,562,807)
                                                    -----------


CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from borrowings                               324,626
 Repayment of debt                                     (257,987)
 Decrease in advances from affiliates                (1,265,900)
                                                    -----------

     Net cash used in financing activities           (1,199,261)
                                                    -----------


Decrease in cash and cash equivalents                    (6,959)

Cash and cash equivalents, beginning of year            235,611
                                                    ===========

Cash and cash equivalents, end of year              $   228,652
                                                    ===========

SUPPLEMENTAL CASH FLOW DISCLOSURE:
  Interest paid                                     $    69,046
                                                    ===========




                 The accompanying notes to financial statements
                    are an integral part of this statement.

                      THE CABLE TELEVISION SYSTEM SERVING
                      ------------------------------------
                            ALBUQUERQUE, NEW MEXICO
                            -----------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------


(1)  ORGANIZATION
     ------------

     Formation and Business
     ----------------------

     On March 17, 1986, Cable TV Fund 12-B, Ltd. ("Fund 12-B"), Cable TV Fund 12-C, Ltd. ("Fund 12-C") and Cable TV Fund 12-D, Ltd. ("Fund 12-D") formed Cable TV Fund 12-BCD Venture (the "Venture"). The Venture was formed for the purpose of acquiring certain cable television systems. At December 31, 1996, the Venture owned and operated the cable television systems serving certain areas in and around Albuquerque, New Mexico (the "Albuquerque System") and Palmdale, California (the "Palmdale System"). Jones Intercable, Inc. ("Intercable") manages the Albuquerque System and the Palmdale System on behalf of the Venture.


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     Basis of Presentation
     ---------------------

     These financial statements include only the activity of the Albuquerque System. All advances from affiliates and the credit facility used by the Venture to purchase and manage the assets of the Albuquerque System are recorded at the Venture level and are the liability of the Venture. Additionally, the related interest expense amounts have not been allocated to the Albuquerque System and remain on the books of the Venture. Since Intercable is only buying certain net assets (see Note 9) and is not assuming these debts, such amounts are not included herein.

     The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

     The preparation of financial statements in conformity with generally accepted accounting principles requires Intercable's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Property, Plant and Equipment
     -----------------------------

     Depreciation is provided using the straight-line method over the following estimated service lives:

               Cable distribution systems        5  -  15  years
               Equipment and tools               3  -   5  years
               Office furniture and equipment           5  years
               Buildings                               20  years
               Vehicles                                 3  years

     Replacements, renewals and improvements are capitalized and maintenance and repairs are charged to expense as incurred.

     Property, plant and equipment and the corresponding accumulated depreciation are written off as certain assets become fully depreciated and are no longer in service.

     Intangible Assets
     -----------------

     Costs assigned to franchises and costs in excess of interests in net assets purchased are amortized using the straight-line method over the following remaining estimated useful lives:

          Franchise costs                                         1  -   4 years
          Costs in excess of interests in net assets purchased   29  -  30 years

     Revenue Recognition
     -------------------

     Subscriber prepayments are initially deferred and recognized as revenue when earned.

     Cash and Cash Equivalents
     -------------------------

     For purposes of the Statement of Cash Flows, the Albuquerque System considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.


(3)  TRANSACTIONS WITH INTERCABLE AND AFFILIATES
     -------------------------------------------

     Management Fees and Reimbursements
     ----------------------------------

     Intercable manages the Albuquerque System and receives a fee for its services equal to 5 percent of the gross revenues of the Albuquerque System, excluding revenues from the sale of cable television systems or franchises. Management fees paid to Intercable by the Albuquerque System totaled $2,474,396 in 1996.

     The Albuquerque System reimburses Intercable for certain allocated overhead and administrative expenses. These expenses represent the salaries and related benefits paid for corporate personnel, rent, data processing services and other corporate facilities costs. Such personnel provide engineering, marketing, administrative, accounting, legal and investor relations services to the Albuquerque System. Such services, and their related costs, are necessary to the operation of the Albuquerque System and would have been incurred by the Albuquerque System if it was a stand alone entity. Allocations of personnel costs are based primarily on actual time spent by employees of Intercable with respect to each entity managed. Remaining expenses are allocated based on the pro rata relationship of the Albuquerque System's revenues to the total revenues of all systems owned or managed by Intercable and certain of its subsidiaries. Systems owned by Intercable and all other systems owned by partnerships for which Intercable is the general partner are also allocated a proportionate share of these expenses. Intercable believes that the methodology used in allocating overhead and administrative expenses is reasonable. Overhead and administrative expenses allocated to the Albuquerque System by Intercable totaled $3,268,083 in 1996.

     Payments to/from Affiliates for Programming Services
     ----------------------------------------------------

     The Albuquerque System receives programming from Superaudio, Jones Education Company, Great American Country, Inc. and Product Information Network, all of which are affiliates of Intercable.

     Payments to Superaudio totaled $70,656 in 1996. Payments to Jones Education Company totaled $76,165 in 1996. Payments to Great American Country, Inc., which initiated service in 1996, totaled $99,279.

     The Albuquerque System receives a commission from Product Information Network based on a percentage of advertising sales and number of subscribers. Product Information Network paid commissions to the Albuquerque System totaling $108,893 in 1996.

(4)  PROPERTY, PLANT AND EQUIPMENT
     -----------------------------

     Property, plant and equipment as of December 31, 1996 consisted of the following:

          Cable distribution system         $124,435,510
          Equipment and tools                  2,607,213
          Office furniture and equipment       1,677,148
          Buildings                              695,488
          Vehicles                             1,543,413
          Land                                   451,575
                                            ------------
                                             131,410,347
          Less-accumulated depreciation      (64,590,244)
                                            ------------
                                            $ 66,820,103
                                            ============

(5)  DEBT
     ----

     Debt as of December 31, 1996 consists of the following:

          Capital lease obligations         $    659,043
                                            ============

     Estimated maturities of the capital lease obligations for the five years in the period ended December 31, 2001 and thereafter are $197,713, $197,713, $197,713, $65,904, $ -0- and $ -0-.

     At December 31, 1996, the carrying amount of the Albuquerque System's long-term debt did not differ significantly from the estimated fair value of the financial instruments. The fair value of the Albuquerque System's long-term debt is estimated based on the discounted amount of future debt service payments using rates of borrowing for a liability of similar risk.

(6)  INCOME TAXES
     ------------

     Income taxes have not been recorded in the accompanying financial statements because they accrue directly to the partners of Fund 12-B, Fund 12-C, and Fund 12-D. The federal and state income tax returns of Fund 12-B, Fund 12-C, and Fund 12-D are prepared and filed by Intercable.

(7)  COMMITMENTS AND CONTINGENCIES
     -----------------------------

     Office and other facilities are rented under various long-term lease arrangements. Rent paid under such lease arrangements totaled $364,508, for the year ended December 31, 1996. Minimum commitments under operating leases for the five years in the period ending December 31, 2001 and thereafter are as follows:

                         1997         $   518,179
                         1998             530,724
                         1999             395,715
                         2000             345,715
                         2001             345,046
                         Thereafter       911,200
                                       ----------

                                      $ 3,046,579
                                       ==========

(8)  SUPPLEMENTARY PROFIT AND LOSS INFORMATION
     -----------------------------------------

     Supplementary profit and loss information for the year ended December 31, 1996 is presented below:

         Maintenance and repairs       $     747,264
                                          ==========

         Taxes, other than income
           and payroll taxes           $     376,950
                                          ==========

         Advertising                   $   1,051,130
                                          ==========

         Depreciation of property,
            plant and equipment        $  10,073,381
                                          ==========

         Amortization of intangible
           assets                      $   2,498,196
                                          ==========

(9)  SUBSEQUENT EVENT
     ----------------

     On July 28, 1997, the Venture entered into purchase and sale agreement to sell the Albuquerque System to Intercable for a sales price of $222,963,267, subject to customary closing adjustments.

                        CABLE TELEVISION SYSTEM SERVING
                        -------------------------------
                            ALBUQUERQUE, NEW MEXICO
                            -----------------------


               UNAUDITED STATEMENT OF NET ASSETS TO BE ACQUIRED
               ------------------------------------------------
                              As of June 30, 1997
                              -------------------



ASSETS
------

CASH AND CASH EQUIVALENTS                                            $    217,486

RECEIVABLES:
  Trade receivables, less allowance for doubtful receivables of
     $311,865 at June 30, 1997                                          2,107,358

INVESTMENT IN CABLE TELEVISION PROPERTIES:
  Property, plant and equipment, at cost                              136,992,831
  Less - accumulated depreciation                                     (70,009,608)
                                                                     ------------

                                                                       66,983,223
  Franchise costs and other intangible assets, net of accumulated
     amortization of $44,127,435 at June 30, 1997                       8,096,065
                                                                     ------------

                  Total investment in cable television properties      75,079,288

DEPOSITS, PREPAID EXPENSES AND DEFERRED CHARGES                         1,881,434
                                                                     ------------

                  Total assets                                       $ 79,285,566
                                                                     ------------

LIABILITIES AND NET ASSETS TO BE ACQUIRED
-----------------------------------------

LIABILITIES:
  Debt                                                               $    702,176
  Trade accounts payable and accrued liabilities                        2,346,470
  Subscriber prepayments                                                  226,168
                                                                     ------------
                  Total liabilities                                     3,274,814
                                                                     ------------

NET ASSETS TO BE ACQUIRED                                            $ 76,010,752
                                                                     ============



            The accompanying unaudited notes to financial statements
               are an integral part of this unaudited statement.

                       THE CABLE TELEVISION SYSTEM SERVING
                      ------------------------------------
                            ALBUQUERQUE, NEW MEXICO
                            -----------------------

        UNAUDITED STATEMENT OF OPERATIONS OF NET ASSETS TO BE ACQUIRED
        --------------------------------------------------------------
                     For the Six Months Ended June 30, 1997
                     --------------------------------------


REVENUES:                                        $26,253,572

COSTS AND EXPENSES:
  Operating expenses                              14,688,611
  Management fees and allocated overhead from
    Jones Intercable, Inc.                         2,772,113
  Depreciation and amortization                    6,784,799
                                                 -----------

OPERATING INCOME                                   2,008,049
                                                 -----------

OTHER INCOME (EXPENSE):
  Interest expense                                   (48,171)
  Other, net                                          13,523
                                                 -----------

  Total other income (expense), net                  (34,648)
                                                 -----------

NET INCOME                                       $ 1,973,401
                                                 ===========




            The accompanying notes to unaudited financial statements
               are an integral part of this unaudited statement.

                      THE CABLE TELEVISION SYSTEM SERVING
                      -----------------------------------
                            ALBUQUERQUE, NEW MEXICO
                            -----------------------

         UNAUDITED STATEMENT OF CASH FLOW OF NET ASSETS TO BE ACQUIRED
         -------------------------------------------------------------
                     For the Six Months Ended June 30, 1997
                     --------------------------------------



CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                               $ 1,973,401
 Adjustments to reconcile net income to
    net cash provided by operating activities:
      Depreciation and amortization                         6,784,799
      Increase in trade receivables                           (53,869)
      Increase in deposits, prepaid expenses and
        deferred charges                                       (9,105)
      Decrease in trade accounts payable and
        accrued liabilities and subscriber prepayments       (175,720)
                                                          -----------

         Net cash provided by operating activities          8,519,506
                                                          -----------



CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment, net                   (5,582,484)
                                                          -----------

         Net cash used in investing activities             (5,582,484)
                                                          -----------


CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from borrowings                                     186,527
 Repayment of debt                                           (143,394)
 Decrease in advances from affiliates                      (2,991,321)
                                                          -----------

         Net cash used in financing activities             (2,948,188)
                                                          -----------


Decrease in cash and cash equivalents                         (11,166)

Cash and cash equivalents, beginning of period                228,652
                                                          -----------

Cash and cash equivalents, end of period                  $   217,486
                                                          ===========

SUPPLEMENTAL CASH FLOW DISCLOSURE:
  Interest paid                                           $    48,171
                                                          ===========




            The accompanying notes to unaudited financial statements
               are an integral part of this unaudited statement.

                            ALBUQUERQUE, NEW MEXICO
                            -----------------------

                    UNAUDITED NOTES TO FINANCIAL STATEMENTS
                    ---------------------------------------



(1)  ORGANIZATION
     ------------

     Formation and Business
     ----------------------

     On March 17, 1986, Cable TV Fund 12-B, Ltd. ("Fund 12-B"), Cable TV Fund 12-C, Ltd. ("Fund 12-C") and Cable TV Fund 12-D, Ltd. ("Fund 12-D") formed Cable TV Fund 12-BCD Venture (the "Venture"). The Venture was formed for the purpose of acquiring certain cable television systems. At June 30, 1997, the Venture owned and operated the cable television systems serving certain areas in and around Albuquerque, New Mexico (the "Albuquerque System") and Palmdale, California (the "Palmdale System"). Jones Intercable, Inc. ("Intercable") manages the Albuquerque System and Palmdale System on behalf of the Venture.

     On July 28, 1997, the Venture entered into an asset purchase agreement to sell the Albuquerque System to Intercable for a sales price of $222,963,267, subject to customary closing adjustments.


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     Basis of Presentation
     ---------------------

     These financial statements include only the activity of the Albuquerque System. All advances from affiliates and the credit facility used by the Venture to purchase and manage the assets of the Albuquerque System are recorded at the Venture level and are the liability of the Venture. Additionally, the related interest expense amounts have not been allocated to the Albuquerque System and remain on the books of the Venture. Since Intercable is only buying certain net assets and is not assuming these debts, such amounts are not included herein.

     The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

     The preparation of financial statements in conformity with generally accepted accounting principles requires Intercable's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


     Property, Plant and Equipment
     -----------------------------

     Depreciation is provided using the straight-line method over the following estimated service lives:

               Cable distribution systems        5  -  15  years
               Equipment and tools               3  -   5  years
               Office furniture and equipment           5  years
               Buildings                               20  years
               Vehicles                                 3  years

     Replacements, renewals and improvements are capitalized and maintenance and repairs are charged to expense as incurred.

     Property, plant and equipment and the corresponding accumulated depreciation are written off as certain assets become fully depreciated and are no longer in service.

     Intangible Assets
     -----------------

     Costs assigned to franchises and costs in excess of interests in net assets purchased are amortized using the straight-line method over the following remaining estimated useful lives:

          Franchise costs                                         1  -   4 years
          Costs in excess of interests in net assets purchased   29  -  30 years

     Revenue Recognition
     -------------------

     Subscriber prepayments are initially deferred and recognized as revenue when earned.

     Cash and Cash Equivalents
     -------------------------

     For purposes of the Statement of Cash Flows, the Albuquerque System considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.


(3)  TRANSACTIONS WITH INTERCABLE AND AFFILIATES
     -------------------------------------------

     Management Fees and Reimbursements
     ----------------------------------

     Intercable manages the Albuquerque System and receives a fee for its services equal to 5 percent of the gross revenues of the Albuquerque System, excluding revenues from the sale of cable television systems or franchises. Management fees paid to Intercable by the Albuquerque System totaled $1,312,679 for the six months ended June 30, 1997.

     The Albuquerque System reimburses Intercable for certain allocated overhead and administrative expenses. These expenses represent the salaries and related benefits paid for corporate personnel, rent, data processing services and other corporate facilities costs. Such personnel provide engineering, marketing, administrative, accounting, legal and investor relations services to the Albuquerque System. Such services, and their related costs, are necessary to the operation of the Albuquerque System and would have been incurred by the Albuquerque System if it was a stand alone entity. Allocations of personnel costs are based primarily on actual time spent by employees of Intercable with respect to each entity managed. Remaining expenses are allocated based on the pro rata relationship of the Albuquerque System's revenues to the total revenues of all systems owned or managed by Intercable and certain of its subsidiaries. Systems owned by Intercable and all other systems owned by partnerships for which Intercable is the general partner are also allocated a proportionate share of these expenses. Intercable believes that the methodology used in allocating overhead and administrative expenses is reasonable. Overhead and administrative expenses allocated to the Albuquerque System by Intercable totaled $1,459,434 for the six months ended June 30, 1997.

     Payments to/from Affiliates for Programming Services
     ----------------------------------------------------

     The Albuquerque System receives programming from Superaudio, Jones Education Company, Great American Country, Inc. and Product Information Network, all of which are affiliates of Intercable.

     Payments to Superaudio, Jones Education Company and Great American Country, Inc., totaled $40,111, $40,231 and $51,916, respectively, for the six month period ended June 30, 1997.

     The Albuquerque System receives a commission from Product Information Network based on a percentage of advertising sales and number of subscribers. Product Information Network commission paid to the Albuquerque System totaled $56,789 for the six month period ended June 30, 1997.

(4)  PROPERTY, PLANT AND EQUIPMENT
     -----------------------------

     Property, plant and equipment as of June 30, 1997 consisted of the following:

          Cable distribution system         $  129,492,724
          Equipment and tools                    2,700,984
          Office furniture and equipment         1,791,455
          Buildings                                695,488
          Vehicles                               1,860,605
          Land                                     451,575
                                               -----------
                                               136,992,831
          Less-accumulated depreciation        (70,009,677)
                                               -----------
                                            $   66,983,223
                                               ===========

(5)  DEBT
     ----

     Debt as of June 30, 1997 consists of the following:

          Capital lease obligations         $      702,176
                                               ===========


     At June 30, 1997, the carrying amount of the Albuquerque System's long-term debt did not differ significantly from the estimated fair value of the financial instruments. The fair value of the Albuquerque System's long-term debt is estimated based on the discounted amount of future debt service payments using rates of borrowing for a liability of similar risk.


(6)  INCOME TAXES
     ------------

     Income taxes have not been recorded in the accompanying financial statements because they accrue directly to the partners of Fund 12-B, Fund 12-C, and Fund 12-D. The federal and state income tax returns of Fund 12-B, Fund 12-C, and Fund 12-D are prepared and filed by Intercable.

                       JONES INTERCABLE INVESTORS, L.P.
                        --------------------------------
                            (A Limited Partnership)

                            UNAUDITED BALANCE SHEETS
                            ------------------------


                                                             June 30,     December 31,
          ASSETS                                               1997           1996
          ------                                           -------------  ------------

CASH                                                       $    451,992   $    616,013

TRADE RECEIVABLES, less allowance for doubtful
  receivables of $49,782 and $116,097 at
  June 30, 1997 and December 31, 1996, respectively           1,123,814      1,309,354

INVESTMENT IN CABLE TELEVISION PROPERTIES:
  Property, plant and equipment, at cost                     83,357,843     76,071,150
  Less- accumulated depreciation                            (37,259,292)   (34,144,942)
                                                           ------------   ------------
                                                             46,098,551     41,926,208

  Franchise costs and other intangible assets, net of
    accumulated amortization of $44,428,718 and
    $42,711,158 at June 30, 1997 and December 31, 1996,
    respectively                                              3,672,592      5,390,152
                                                           ------------   ------------

      Total investment in cable
       television properties                                 49,771,143     47,316,360

DEPOSITS, PREPAID EXPENSES AND DEFERRED CHARGES                 487,450        308,253
                                                           ------------   ------------

      Total assets                                         $ 51,834,399   $ 49,549,980
                                                           ============   ============


            The accompanying notes to unaudited financial statements are an integral part of these unaudited balance sheets.

                        JONES INTERCABLE INVESTORS, L.P.
                        --------------------------------
                            (A Limited Partnership)

                            UNAUDITED BALANCE SHEETS
                            ------------------------


                                                        June 30,     December 31,
   LIABILITIES AND PARTNERS' CAPITAL                     1997            1996
   ---------------------------------                -------------   -------------
LIABILITIES:
  Credit facility                                   $  35,000,000   $  30,700,000
  Capital lease obligations                               299,794         296,647
  Accrued distributions to Class A Unitholders          1,248,395       1,248,395
  Accounts payable and accrued liabilities              1,878,800       2,637,438
  Subscriber prepayments                                  114,809         114,398
                                                    -------------   -------------

         Total liabilities                             38,541,798      34,996,878
                                                    -------------   -------------

PARTNERS' CAPITAL:
  General Partner-
    Contributed capital                                     1,000           1,000
    Accumulated earnings                                   20,083           7,720
                                                    -------------   -------------

                                                           21,083           8,720
                                                    -------------   -------------

  Class A Unitholders-
    Net contributed capital (8,322,632 units
      outstanding at June 30, 1997 and
      December 31, 1996)                              116,433,492     116,433,492
    Accumulated earnings                                1,988,178         764,252
    Distributions to Unitholders                     (105,150,152)   (102,653,362)
                                                    -------------   -------------

                                                       13,271,518      14,544,382
                                                    -------------   -------------

         Total liabilities and partners' capital    $  51,834,399   $  49,549,980
                                                    =============   =============

            The accompanying notes to unaudited financial statements are an integral part of these unaudited balance sheets.

                       JONES INTERCABLE INVESTORS, L. P.
                       ---------------------------------
                            (A Limited Partnership)

                       UNAUDITED STATEMENTS OF OPERATIONS
                       ----------------------------------


                                              For the Three Months Ended  For the Six Months Ended
                                                       June 30,                   June 30,
                                              -------------------------  -------------------------

                                                 1997         1996          1997           1996
                                              ----------   ----------   -----------    -----------

REVENUES                                      $8,869,548   $8,038,701   $17,108,914    $15,816,318

COSTS AND EXPENSES:
  Operating expenses                           4,363,463    3,867,859     8,410,150      7,821,206
  Management fees and allocated overhead
    from General Partner                         909,435      951,561     1,884,383      1,867,130
  Depreciation and amortization                2,512,231    2,107,401     4,921,784      4,214,832
                                              ----------   ----------   -----------    -----------

OPERATING INCOME                               1,084,419    1,111,880     1,892,597      1,913,150
                                              ----------   ----------   -----------    -----------

OTHER INCOME (EXPENSE):
  Interest expense                              (613,878)    (494,686)   (1,173,596)    (1,023,954)
  Other, net                                     (89,077)     109,626       517,288          5,511
                                              ----------   ----------   -----------    -----------

         Total other income (expense), net      (702,955)    (385,060)     (656,308)    (1,018,443)
                                              ----------   ----------   -----------    -----------

NET INCOME                                    $  381,464   $  726,820   $ 1,236,289    $   894,707
                                              ==========   ==========   ===========    ===========

ALLOCATION OF NET INCOME:
  General Partner                             $    3,815   $    7,268   $    12,363    $     8,947
                                              ==========   ==========   ===========    ===========

  Class A Unitholders                         $  377,649   $  719,552   $ 1,223,926    $   885,760
                                              ==========   ==========   ===========    ===========

NET INCOME PER CLASS A UNIT                         $.05         $.09          $.15           $.11
                                              ==========   ==========   ===========    ===========

WEIGHTED AVERAGE NUMBER OF
  CLASS A UNITS OUTSTANDING                    8,322,632    8,322,632     8,322,632      8,322,632
                                              ==========   ==========   ===========    ===========

            The accompanying notes to unaudited financial statements
              are an integral part of these unaudited statements.

                       JONES INTERCABLE INVESTORS, L. P.
                       ---------------------------------
                            (A Limited Partnership)

                       UNAUDITED STATEMENTS OF CASH FLOWS
                       ----------------------------------


                                                               For the Six Months Ended
                                                                       June 30,
                                                              --------------------------

                                                                 1997          1996
                                                              -----------   -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                                   $ 1,236,289   $   894,707
 Adjustments to reconcile net income to net
   cash provided by operating activities:
     Depreciation and amortization                              4,921,784     4,214,832
     Decrease in trade receivables                                185,540       419,039
     Increase in deposits, prepaid expenses
      and deferred charges                                       (269,071)     (104,980)
     Decrease in accounts payable, accrued
      liabilities and subscriber prepayments                     (758,227)     (953,259)
                                                              -----------   -----------

       Net cash provided by operating activities                5,316,315     4,470,339
                                                              -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment                            (7,286,693)   (3,121,053)
                                                              -----------   -----------

       Net cash used in investing activities                   (7,286,693)   (3,121,053)
                                                              -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from borrowings                                       4,393,012     1,800,000
 Repayment of debt                                                (89,865)     (133,171)
 Distributions to unitholders                                  (2,496,790)   (2,496,790)
                                                              -----------   -----------

       Net cash provided by (used in) financing activities      1,806,357      (829,961)
                                                              -----------   -----------

Increase (decrease) in cash                                      (164,021)      519,325

Cash, beginning of period                                         616,013        91,518
                                                              -----------   -----------

Cash, end of period                                           $   451,992   $   610,843
                                                              ===========   ===========

SUPPLEMENTAL CASH FLOW DISCLOSURE:
 Interest paid                                                $ 1,104,216   $   948,728
                                                              ===========   ===========

            The accompanying notes to unaudited financial statements
              are an integral part of these unaudited statements.

                        JONES INTERCABLE INVESTORS, L.P.
                        --------------------------------
                            (A Limited Partnership)

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                    ---------------------------------------


(1) This Form 10-Q is being filed in conformity with the SEC requirements for unaudited financial statements and does not contain all of the necessary footnote disclosures required for a fair presentation of the Balance Sheets and Statements of Operations and Cash Flows in conformity with generally accepted accounting principles. However, in the opinion of management, this data includes all adjustments, consisting only of normal recurring accruals, necessary to present fairly the financial position of Jones Intercable Investors, L.P. (the "Partnership") at June 30, 1997 and December 31, 1996, its Statements of Operations for the three and six month periods ended June 30, 1997 and 1996 and its Statements of Cash Flows for the six month periods ended June 30, 1997 and 1996. Results of operations for these periods are not necessarily indicative of results to be expected for the full year.

     The Partnership owns and operates the cable television system serving areas in and around Independence, Missouri (the "Independence System"). Jones Intercable, Inc. ("Intercable"), a publicly held Colorado corporation, is the "General Partner."

(2) On February 28, 1997, the Partnership entered into an asset purchase agreement to sell the Independence System to Jones Cable Holdings II, Inc., a wholly owned subsidiary of the General Partner, for a sales price of $171,213,667, which represents the average of three independent appraisals of the fair market value of the Independence System. Upon the closing of the sale of the Independence System, the Partnership will repay the then-outstanding balance on its credit facility, pay a brokerage fee of $4,280,342 to The Jones Group, Ltd., a subsidiary of the General Partner, and then the Partnership will distribute the net proceeds to the Class A Unitholders. Such distribution is expected to be approximately $16.12 for each Class A Unit held. Because this distribution plus previous distributions made to Class A Unitholders will not equal the preferred return to the limited partners set forth in the Partnership Agreement, there will be no general partner distribution related to this transaction; however, the General Partner will receive a distribution as a Class A Unitholder. The Independence System is the Partnership's only remaining asset. Upon the successful completion of the sale of the Independence System, the Partnership will be liquidated and dissolved. The closing of this sale is expected to occur in the second half of 1997.

(3) Intercable manages the Partnership and receives a fee for its services equal to 5 percent of the gross revenues of the Partnership, excluding revenues from the sale of cable television systems or franchises. Management fees for the three and six month periods ended June 30, 1997 were $443,477 and $855,446, respectively, compared to $401,935 and $790,816, respectively, for the similar 1996 periods.

     The Partnership reimburses the General Partner for certain allocated overhead and administrative expenses. These expenses represent the salaries and related benefits paid for corporate personnel, rent, data processing services and other facilities costs. Such personnel provide engineering, marketing, administrative, accounting, legal and investor relations services to the Partnership. Such services, and their related costs, are necessary to the operation of the Partnership and would have been incurred by the Partnership, if it was a stand alone entity. Allocations of personnel costs are based primarily on actual time spent by employees of the General Partner with respect to each partnership managed. Remaining expenses are allocated based on the pro rata relationship of the Partnership's revenues to the total revenues of all systems owned or managed by the General Partner and certain of its subsidiaries.
Systems owned by the General Partner and all other systems owned by partnerships for which Intercable is the general partner are also allocated a proportionate share of these expenses. The General Partner believes that the methodology used in allocating overhead and administrative expenses is reasonable. Amounts charged the Partnership by the General Partner for allocated overhead and administrative expenses for the three and six month periods ended June 30, 1997 were $465,958 and $1,028,937, respectively, compared to $549,626 and $1,076,314, respectively, for the similar 1996 periods.

(4) Certain prior year amounts have been reclassified to conform to the 1997 presentation.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


To the Partners of Jones Intercable Investors, L.P.:

       We have audited the accompanying balance sheets of JONES INTERCABLE INVESTORS, L.P. (a Colorado limited partnership) as of December 31, 1996 and 1995, and the related statements of operations, partners' capital (deficit) and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jones Intercable Investors, L.P. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.



                                         ARTHUR ANDERSEN LLP


Denver, Colorado,
 March 7, 1997.

                        JONES INTERCABLE INVESTORS, L.P.
                        --------------------------------
                            (A Limited Partnership)

                                 BALANCE SHEETS
                                 --------------


                                                                      December 31,
                                                               ---------------------------

                  ASSETS (Note 1)                                  1996           1995
                  ------                                       ------------   ------------

CASH                                                           $    616,013   $     91,518

TRADE RECEIVABLES, less allowance for doubtful
  receivables of $116,097 and $82,938 at
  December 31, 1996 and 1995, respectively                        1,309,354      1,378,312

INVESTMENT IN CABLE TELEVISION PROPERTIES:
  Property, plant and equipment, at cost                         76,071,150     67,139,530
  Less- accumulated depreciation                                (34,144,942)   (29,510,807)
                                                               ------------   ------------
                                                                 41,926,208     37,628,723

  Franchise costs and other intangible assets, net of
    accumulated amortization of $42,711,158 and
    $39,276,038 at December 31, 1996 and 1995, respectively       5,390,152      8,825,272
                                                               ------------   ------------

      Total investment in cable
       television properties                                     47,316,360     46,453,995

DEPOSITS, PREPAID EXPENSES AND DEFERRED CHARGES                     308,253        151,688
                                                               ------------   ------------

      Total assets                                             $ 49,549,980   $ 48,075,513
                                                               ============   ============

                 The accompanying notes to financial statements are an integral part of these balance sheets.

                        JONES INTERCABLE INVESTORS, L.P.
                        --------------------------------
                            (A Limited Partnership)

                                 BALANCE SHEETS
                                 --------------


                                                            December 31,
                                                    ----------------------------

     LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)        1996           1995
     -------------------------------------------    -------------   ------------

LIABILITIES:
  Credit facility                                   $  30,700,000   $ 26,450,000
  Capital lease obligations                               296,647        311,696
  Accrued distributions to Class A Unitholders          1,248,395      1,248,395
  Accounts payable and accrued liabilities              2,637,438      2,146,992
  Subscriber prepayments                                  114,398        118,157
                                                    -------------   ------------

         Total liabilities                             34,996,878     30,275,240
                                                    -------------   ------------

COMMITMENTS AND CONTINGENCIES (Note 8)

PARTNERS' CAPITAL (DEFICIT):
  General Partner-
    Contributed capital                                     1,000          1,000
    Accumulated earnings (deficit)                          7,720         (9,744)
                                                    -------------   ------------

                                                            8,720         (8,744)
                                                    -------------   ------------

  Class A Unitholders-
    Net contributed capital
      (8,322,632 units outstanding
      at December 31, 1996 and 1995)                  116,433,492    116,433,492
    Accumulated earnings (deficit)                        764,252       (964,692)
    Distributions to Unitholders                     (102,653,362)   (97,659,783)
                                                    -------------   ------------

                                                       14,544,382     17,809,017
                                                    -------------   ------------

         Total liabilities and
           partners' capital (deficit)              $  49,549,980   $ 48,075,513
                                                    =============   ============

                 The accompanying notes to financial statements are an integral part of these balance sheets.

                        JONES INTERCABLE INVESTORS, L.P.
                        --------------------------------
                            (A Limited Partnership)

                            STATEMENTS OF OPERATIONS
                            ------------------------

                                                      For the Year Ended December 31,
                                                  ----------------------------------------

                                                      1996          1995          1994
                                                  ------------  ------------  ------------
REVENUES                                          $32,281,131   $29,865,310   $27,522,625

COSTS AND EXPENSES:
  Operating expenses                               15,875,256    15,044,764    13,757,025
  Management fees and allocated
    overhead from General Partner                   3,766,038     3,631,737     3,450,694
  Depreciation and amortization                     8,668,624     7,881,118     8,351,439
                                                  -----------   -----------   -----------

OPERATING INCOME                                    3,971,213     3,307,691     1,963,467
                                                  -----------   -----------   -----------

OTHER INCOME (EXPENSE):
  Interest expense                                 (2,075,840)   (1,926,459)   (1,289,491)
  Interest income                                       6,175         6,274         7,899
  Other, net                                         (155,140)     (593,075)     (103,819)
                                                  -----------   -----------   -----------

             Total other income (expense), net     (2,224,805)   (2,513,260)   (1,385,411)
                                                  -----------   -----------   -----------

NET INCOME                                        $ 1,746,408   $   794,431   $   578,056
                                                  ===========   ===========   ===========

ALLOCATION OF NET INCOME:
  General Partner                                 $    17,464   $     7,944   $     5,781
                                                  ===========   ===========   ===========

  Class A Unitholders                             $ 1,728,944   $   786,487   $   572,275
                                                  ===========   ===========   ===========

NET INCOME PER CLASS A UNIT                       $       .21   $       .09   $       .07
                                                  ===========   ===========   ===========

WEIGHTED AVERAGE NUMBER OF CLASS A
  UNITS OUTSTANDING                                 8,322,632     8,322,632     8,322,632
                                                  ===========   ===========   ===========

                 The accompanying notes to financial statements
                   are an integral part of these statements.

                        JONES INTERCABLE INVESTORS, L.P.
                        --------------------------------
                            (A Limited Partnership)

                   STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)
                   -----------------------------------------


                                       For the Year Ended December 31,
                                  ----------------------------------------

                                      1996          1995          1994
                                  ------------  ------------  ------------

General Partner:
  Balance, beginning of year      $    (8,744)  $   (16,688)  $   (22,469)
  Net income for year                  17,464         7,944         5,781
                                  -----------   -----------   -----------

  Balance, end of year            $     8,720   $    (8,744)  $   (16,688)
                                  ===========   ===========   ===========

Class A Unitholders:
  Balance, beginning of year      $17,809,017   $22,016,109   $26,437,414
  Net income for year               1,728,944       786,487       572,275
  Distributions to Unitholders     (4,993,579)   (4,993,579)   (4,993,580)
                                  -----------   -----------   -----------

  Balance, end of year            $14,544,382   $17,809,017   $22,016,109
                                  ===========   ===========   ===========

                 The accompanying notes to financial statements
                   are an integral part of these statements.

                        JONES INTERCABLE INVESTORS, L.P.
                        --------------------------------
                            (A Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                            ------------------------


                                                           For the Year Ended December 31,
                                                      ----------------------------------------

                                                          1996          1995          1994
                                                      ------------  ------------  ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                          $ 1,746,408   $   794,431   $   578,056
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation and amortization                     8,668,624     7,881,118     8,351,439
      Decrease (increase) in trade receivables             68,958      (636,997)       13,003
      Increase in deposits, prepaid expenses
        and deferred charges                             (242,293)     (153,990)      (66,526)
      Increase in accounts payable and accrued
        liabilities and subscriber prepayments            486,687       448,988       345,542
                                                      -----------   -----------   -----------

         Net cash provided by operating activities     10,728,384     8,333,550     9,221,514
                                                      -----------   -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment, net              (9,445,261)   (7,123,730)   (8,451,389)
                                                      -----------   -----------   -----------

         Net cash used in investing activities         (9,445,261)   (7,123,730)   (8,451,389)
                                                      -----------   -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings                              5,015,615     4,878,614     7,064,889
  Repayment of debt                                      (780,664)   (1,610,759)   (2,600,520)
  Distributions to unitholders                         (4,993,579)   (4,993,579)   (4,993,580)
                                                      -----------   -----------   -----------

         Net cash used in financing activities           (758,628)   (1,725,724)     (529,211)
                                                      -----------   -----------   -----------

Increase (decrease) in cash                               524,495      (515,904)      240,914

Cash, beginning of year                                    91,518       607,422       366,508
                                                      -----------   -----------   -----------

Cash, end of year                                     $   616,013   $    91,518   $   607,422
                                                      ===========   ===========   ===========

SUPPLEMENTAL CASH FLOW DISCLOSURE:
  Interest paid                                       $ 2,104,973   $ 1,977,214   $ 1,072,838
                                                      ===========   ===========   ===========

                 The accompanying notes to financial statements
                   are an integral part of these statements.

                        JONES INTERCABLE INVESTORS, L.P.
                        --------------------------------
                            (A Limited Partnership)

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------


(1)  ORGANIZATION OF PARTNERSHIP
     ---------------------------

     Formation and Business
     ----------------------

     Jones Intercable Investors, L.P. (the "Partnership"), a Colorado limited partnership, was formed on September 18, 1986, to acquire, own and operate cable television systems in the United States. On November 28, 1986, the Partnership completed the sale of 3,230,000 Class A Units, representing beneficial ownership of Class A Limited Partnership Interests, to the public at a price of $16.00 per Class A Unit. On May 23, 1987, the Partnership completed the sale of an additional 4,300,000 Class A Units, representing beneficial ownership of Class A Limited Partnership Interests to Jones Intercable, Inc. ("Intercable") (800,000 Units) and to the public at a price of $15.00 per Class A Unit. In addition to its 800,000 Class A Units, Intercable purchased, through a series of transactions, 792,632 Class B Units. These purchases by Intercable represent a 19 percent ownership interest in the Partnership. At December 31, 1989, all Class B Units were converted to Class A Units. Intercable is the general partner of the Partnership (the "General Partner"). The General Partner and its subsidiaries also own and operate cable television systems. In addition, the General Partner manages cable television systems for other limited partnerships for which it is general partner and, also, for affiliated entities.

     At December 31, 1996, the Partnership owned the cable television system serving certain communities in and around Independence, Missouri.

     Cable Television System Sale and Partnership Liquidation
     --------------------------------------------------------

     On February 28, 1997, the Partnership entered into an asset purchase agreement to sell the Independence System to Jones Cable Holdings II, Inc., a wholly owned subsidiary of the General Partner, for a sales price of $171,213,667, which represents the average of three independent appraisals of the fair market value of the Independence System. Upon the closing of the sale of the Independence System, the Partnership will repay the then-outstanding balance on its credit facility, pay a brokerage fee of $4,280,342 to The Jones Group, Ltd., a subsidiary of the General Partner, and then the Partnership will distribute the net proceeds to the Class A Unitholders. Such distribution is expected to be approximately $16.12 for each Class A Unit held. Because this distribution plus previous distributions made to Class A Unitholders will not exceed the preferred return set forth in the Partnership Agreement, there will be no general partner distribution related to this transaction; however, the General Partner will receive a distribution as a Class A Unitholder. The Independence System is the Partnership's only remaining asset. Upon the successful completion of the sale of the Independence System, the Partnership will be liquidated and dissolved.

     Contributed Capital of the Partnership
     --------------------------------------

     The capitalization of the Partnership is set forth in the accompanying statements of partners' capital (deficit).

     All profits and losses of the Partnership are allocated 99 percent to the Unitholders and 1 percent to the General Partner.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     Accounting Records
     ------------------

     The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. The Partnership's tax returns are also prepared on the accrual basis.

     The preparation of financial statements in conformity with generally accepted accounting principles requires the General Partner's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Partnership Acquisitions
     ------------------------

     The Partnership's acquisitions were accounted for using the "purchase method" of accounting. The allocation of the purchase price (determined by independent appraisal) was as follows: first, to the fair value of net tangible assets acquired; second, to the value of subscriber lists; third, to franchise costs; and fourth, to costs in excess of interests in net assets purchased.

     Property, Plant and Equipment
     -----------------------------

     Depreciation of property, plant and equipment is provided primarily using the straight-line method over the following estimated service lives:

          Cable distribution systems            5 - 15 years
          Equipment and tools                        5 years
          Office furniture and equipment             5 years
          Buildings                            10 - 20 years
          Vehicles                                   3 years

     Replacements, renewals and improvements are capitalized and maintenance and repairs are charged to expense as incurred.

     Property, plant and equipment and the corresponding accumulated depreciation are written off as certain assets become fully depreciated and are no longer in service.

     Intangible Assets
     -----------------

     Costs assigned to franchises and costs in excess of interests in net assets purchased are being amortized using the straight-line method over the following remaining estimated useful lives:

          Franchise costs                       1 -  2 years
          Costs in excess of interests
           in net assets purchased                  30 years

     Revenue Recognition
     -------------------

     Subscriber prepayments are initially deferred and recognized as revenue when earned.

(3)  TRANSACTIONS WITH THE GENERAL PARTNER AND AFFILIATES
     ----------------------------------------------------

     Management Fees, Reimbursements of Allocated Expenses and Distribution
     ----------------------------------------------------------------------
     Ratios
     ------

     The General Partner manages the Partnership and receives a fee for its services equal to 5 percent of the gross revenues of the Partnership, excluding revenues from the sale of cable television systems or franchises. Management fees for the years ended December 31, 1996, 1995 and 1994 were $1,614,057, $1,493,266 and $1,376,131, respectively.

     The Partnership reimburses the General Partner for certain allocated overhead and administrative expenses. These expenses represent the salaries and related benefits paid for corporate personnel, rent, data processing services and other facilities costs. Such personnel provide engineering, marketing, administrative, accounting, legal and investor relations services to the Partnership. Such services, and their related costs, are necessary to the operation of the Partnership and would have been incurred by the Partnership, if it was a stand alone entity. Allocations of personnel costs are based primarily on actual time spent by employees of the General Partner with respect to each partnership managed. Remaining expenses are allocated based on the pro rata relationship of the Partnership's revenues to the total revenues of all systems owned or managed by the General Partner and certain of its subsidiaries.
Systems owned by the General Partner and all other systems owned by partnerships for which Intercable is the general partner are also allocated a proportionate share of these expenses. The General Partner believes that the methodology used in allocating overhead and administrative expenses is reasonable. Amounts charged the Partnership by the General Partner for allocated overhead and administrative expenses for the years ended December 31, 1996, 1995 and 1994 were $2,151,981, $2,138,471 and $2,074,563, respectively.

     Distributions made upon the sale or refinancing of a Partnership cable television system or upon dissolution of the Partnership shall be made as follows: first, to the Class A Unitholders an amount equal to the Preferred Return. The "Preferred Return" is defined as a return equal to 10 percent per annum, cumulative and non-compounded on an amount equal to the capital contribution made with respect to a Class A Unit, less any portion of such amount which has been returned to Class A Units from prior sale or refinancing proceeds; provided that such return will be reduced by all prior distributions of cash flow from operations on the Class A Units, and certain prior distributions of proceeds from sales or refinancing of Partnership cable television properties; second, to the Class A Unitholders an amount equal to the capital originally contributed; third, 60 percent to Class A Unitholders and 40 percent to the General Partner.

     The Partnership is charged interest on accounts payable to the General Partner at a rate which approximates the General Partner's weighted average cost of borrowing. There was no interest charged to the Partnership by the General Partner during 1996, 1995 and 1994.

     Payments to/from Affiliates for Programming Services
     ----------------------------------------------------

     The Partnership receives programming from Superaudio, Jones Education Company and Product Information Network, all of which are affiliates of the General Partner.

     Payments to Superaudio totaled approximately $51,871, $45,956 and $46,113
in 1996, 1995 and 1994, respectively.    Payments to Jones Education Company
totaled approximately $55,913, $49,159 and $41,783 in 1996, 1995 and 1994,
respectively.

     The Partnership receives a commission from Product Information Network based on a percentage of advertising revenue and number of subscribers. Product Information Network paid commissions to the Partnership totaling $30,104, $11,148 and $4,073 in 1996, 1995 and 1994, respectively.

(4)  DISTRIBUTIONS TO UNITHOLDERS
     ----------------------------

     The Partnership declared a $.15 per unit distribution for each of the four quarters of 1996. All declared distributions were paid at December 31, 1996, except for the fourth quarter distribution, which was paid in February 1997. The Partnership expects that cash distributions will continue to be paid quarterly until the sale of the Independence System is closed; however, the level of such distributions will be determined on a quarter-by-quarter basis.

(5)  PROPERTY, PLANT AND EQUIPMENT
     -----------------------------

     Property, plant and equipment as of December 31, 1996 and 1995, consists of the following:

                                                December 31,
                                        ----------------------------

                                            1996           1995
                                        ------------   ------------

     Cable distribution systems         $ 70,640,008   $ 61,887,816
     Equipment and tools                   1,795,869      1,714,326
     Office furniture and equipment          825,535        642,237
     Buildings                             1,209,479      1,178,013
     Vehicles                              1,549,259      1,666,138
     Land                                     51,000         51,000
                                        ------------   ------------
                                          76,071,150     67,139,530

     Less - accumulated depreciation     (34,144,942)   (29,510,807)
                                        ------------   ------------

                                        $ 41,926,208   $ 37,628,723
                                        ============   ============

(6)  DEBT
     ----

     Debt consists of the following:            December 31,
                                        ---------------------------

                                            1996           1995
                                        ------------   ------------
     Lending institutions-
      Revolving credit facility         $ 30,700,000   $ 26,450,000

     Capital lease obligations               296,647        311,696
                                        ------------   ------------

                                        $ 30,996,647   $ 26,761,696
                                        ============   ============

     The maximum amount available under the Partnership's revolving credit facility is $35,000,000. As of December 31, 1996, $30,700,000 was outstanding, leaving $4,300,000 of available borrowings for future needs. Under the terms of the credit agreement as amended, the revolving credit facility expires on December 31, 1998. Interest on outstanding principal balances is at the Partnership's option of the Prime Rate plus .25 percent, the Certificate of Deposit Rate plus 1.25 percent or the Euro-rate plus 1.25 percent. The effective interest rates on amounts outstanding as of December 31, 1996 and 1995 were 6.84 percent and 7.25 percent, respectively.

     Installments due on debt principal and capital lease obligations for each of the five years in the period ending December 31, 2001 and thereafter, respectively, are $88,994, $30,788,994, $88,994, $29,665, $-0- and $-0-. All
indebtedness is expected to be repaid upon the completion of the sale of the Independence System. At December 31, 1996, substantially all of the Partnership's property, plant and equipment secured the above indebtedness.

     At December 31, 1996, the carrying amount of the Partnership's long-term debt did not differ significantly from the estimated fair value of the financial instruments. The fair value of the Partnership's long-term debt is estimated based on the discounted amount of future debt service payments using rates of borrowing for a liability of similar risk.

(7)  INCOME TAXES
     ------------

     Income taxes have not been recorded in the accompanying financial statements because the Partnership will pay no federal or state income taxes as an entity. Instead, all of the income, gains, losses, deductions and credits of the Partnership will pass through to the General Partner and the Unitholders. The federal and state income tax returns of the Partnership are prepared and filed by the General Partner.

     The Partnership's tax returns, the qualification of the Partnership as such for tax purposes, and the amount of distributable Partnership income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes with respect to the Partnership's qualification as such, or in changes with respect to the Partnership's recorded income or loss, the tax liability of the General Partner and Unitholders would likely be changed.

     Taxable income to the General Partner and Unitholders is different from that reported in the statements of operations largely due to the difference in depreciation recognized under generally accepted accounting principles and the expense allowed for tax purposes under the Modified Accelerated Cost Recovery System. Since the Partnership has previously made an IRC Section 754 election, the cost basis of the Partnership assets has been increased or decreased to reflect the difference between the new unitholders' purchase price and their proportionate share of the adjusted tax basis of the Partnership properties. The portion of this adjustment which relates to depreciable or amortizable assets results in difference between book and tax depreciation or amortization. Under IRC Section 197, certain intangibles placed in service after August 10, 1993, including goodwill, are allowed to be amortized over a 15 year period for tax purposes, creating additional book and tax amortization differences. There are no other significant differences between taxable loss and the net loss reported in the statements of operations.

     The Partnership will be taxed as a corporation beginning January 1, 1998, if it operates its current business at such time. The Partnership intends to sell its assets and liquidate prior to such date. Current tax law impacts the Unitholders due to limitations on the utilization of passive losses generated by the Partnership. Investors in Publicly Traded Partnerships ("PTP's"), such as Jones Intercable Investors, L.P., are subject to additional limitations under the passive-activity loss rules as amended by the Revenue Act of 1987. Passive losses reported on Schedule K-1, Form 1065, by a PTP can only be used to offset passive income from the same partnership. Passive losses of a PTP which are limited by this rule may be carried forward.

(8)  COMMITMENTS AND CONTINGENCIES
     -----------------------------

     The Partnership rents office and other facilities under various long-term operating lease arrangements. Rent paid under such lease arrangements totaled $163,164, $166,127 and $147,185, respectively, for the years ended December 31, 1996, 1995 and 1994. Minimum commitments for each of the five years in the period ending December 31, 2001, and thereafter are as follows:

       1997          $148,551
       1998           131,196
       1999            43,199
       2000             7,200
       2001             7,200
       Thereafter      34,800
                     --------
                     $372,146
                     ========


(9)  SUPPLEMENTARY PROFIT AND LOSS INFORMATION
     -----------------------------------------

     Supplementary profit and loss information for the respective years is presented below:

                                                      For the Year Ended December 31,
                                                    ------------------------------------

                                                       1996         1995         1994
                                                    ----------   ----------   ----------
Maintenance and repairs                             $  351,832   $  356,537   $  303,262
                                                    ==========   ==========   ==========

Taxes, other than income and payroll taxes          $  327,288   $  252,921   $  199,752
                                                    ==========   ==========   ==========

Advertising                                         $  303,881   $  297,727   $  319,442
                                                    ==========   ==========   ==========

Depreciation of property, plant and equipment       $5,233,504   $4,429,581   $3,639,053
                                                    ==========   ==========   ==========

Amortization of intangible assets                   $3,435,120   $3,451,537   $4,712,386
                                                    ==========   ==========   ==========
